UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2024

TALPHERA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1850 Gateway Drive, Suite 175
San Mateo, CA 94404
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TLPH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.

Securities Purchase Agreements

On January 17, 2024, Talphera, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Securities Purchase Agreements”), with certain institutional investors (the “Purchasers”), relating to the issuance and sale of pre-funded warrants to the Purchasers in a two-tranche private placement (the “Private Placement”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $0.769 per share and an exercise price of $0.001 per share (the “Pre-Funded Warrants”).  The Pre-Funded Warrants are exercisable immediately following each closing date of the Private Placement and have an unlimited term.

The terms of the Private Placement include:

(i)
the first tranche of the Private Placement, which closed on January 22, 2024, resulted in the aggregate gross proceeds to the Company of approximately $6.0 million excluding the proceeds, if any, from the exercise of the Pre-Funded Warrants issued in such tranche.

(ii)
the second tranche of the Private Placement, which is a conditional purchase by the Purchasers subject to either (a) the satisfaction or waiver of achieving a pivotal trial milestone event (the “Pivotal Trial Milestone”) or (b) the satisfaction or waiver of the volume-weighted average price of the Common Stock for each of the immediately subsequent five (5) trading days following the Company’s announcement of its pivotal trial data being at least $0.92 per share (the “Price Milestone”), which will result in additional aggregate gross proceeds to the Company of approximately $10.0 million with respect to the Pivotal Trial Milestone and $2.0 million with respect to the Price Milestone, excluding the proceeds, if any, from the exercise of the Pre-Funded Warrants issued in such closing.

In the first tranche of the Private Placement, the Company issued Pre-Funded Warrants to purchase up to 7,792,208 shares of Common Stock.  In the second tranche of the Private Placement, the Company is expected to issue (i) in connection with achieving the Pivotal Trial Milestone, Pre-Funded Warrants to purchase up to 12,987,013 shares of Common Stock, and (ii) in connection with achieving the Price Milestone, Pre-Funded Warrants to purchase up to 2,597,402 shares of Common Stock.

Any of the conditions in the second tranche can be waived by each Purchaser.

The Securities Purchase Agreements contain customary representations, warranties and agreements by the Company and the Purchasers, indemnification rights and other obligations of the parties.

The forms of Securities Purchase Agreements and Pre-Funded Warrant are filed as Exhibits 10.1, 10.2 and 10.4 hereto, respectively. The foregoing descriptions of the terms of the Securities Purchase Agreements and the Pre-Funded warrants are qualified in their entirety by reference to such exhibits.

Registration Rights Agreement

In connection with the Private Placement, the Company entered into a registration rights agreement, dated January 17, 2024, with the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file one or more registration statements under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “SEC”), covering the resale of the shares of Common Stock underlying the Pre-Funded Warrants no later than 15 days following the date of each applicable closing of the Private Placement, and to use reasonable best efforts to have the registration statements declared effective as promptly as practical thereafter, and in any event no later than 90 days following the applicable closing date in the event of a “full review” by the SEC.

The form of Registration Rights Agreement is filed as Exhibit 10.3 hereto. The foregoing description of the terms of the Registration Rights Agreement is qualified in its entirety by reference to such exhibit.

Amendment of Prior Warrants

On July 20, 2023, in connection with a prior private placement, the Company issued to certain of the Purchasers (i) Series A common stock purchase warrants to purchase up to 3,676,473 shares of Common Stock and (ii) Series B common stock purchase warrants to purchase up to 3,676,473 shares of Common Stock (the “Prior Warrants”). In connection with the current Private Placement, the Company and the Purchasers agreed to amend and restate, a portion of the outstanding Prior Warrants, representing (i) Series A common stock purchase warrants to purchase up to 2,941,178 shares of Common Stock and (ii) Series B common stock purchase warrants to purchase up to 2,941,178 shares of Common Stock, to reduce the exercise price thereunder to $0.77 per share.

Item 2.02	Results of Operations and Financial Condition.

On January 18, 2024, the Company issued a press release reporting that its preliminary cash balance as of December 31, 2023 totaled approximately $9.4 million. The full text of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

The information contained in this Item 2.02 and in Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act. The information contained in this Item 2.02 and in Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the Securities Purchase Agreements, the offering and sale of the securities described above are being offered and sold in a private placement under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, and have not been registered under the Securities Act, or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirement of the Securities Act and such applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to terms of the Securities Purchase Agreements with entities affiliated with Nantahala Management, LLC and effective upon the first closing of the Private Placement, which occurred on January 22, 2024, the board of directors of the Company appointed Abhinav Jain to serve as a Class II Director to hold office for the balance of a term expiring at the Company’s 2025 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

Mr. Jain will participate in the Company’s non-employee director compensation program, as described in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on August 28, 2023, as may be adjusted by the board of directors of the Company from time to time.  Additionally, the Company intends to enter into a non-employee director indemnification agreement with Mr. Jain.

There are no family relationships between Mr. Jain and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than the transactions contemplated by the Private Placement.

Item 7.01	Regulation FD Disclosure.

On January 18, 2024, the Company issued a press release announcing the Private Placement. The full text of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section and shall not deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated January 17, 2024, by and among Talphera, Inc. and entities affiliated with Nantahala Management, LLC.
10.2	Form of Securities Purchase Agreement, dated January 17, 2024 by and among Talphera, Inc. and Investor Company ITF Rosalind Master Fund L.P.
10.3	Form of Registration Rights Agreement, dated January 17, 2024, by and among Talphera, Inc. and the Purchasers.
10.4	Form of Pre-Funded Warrant (January 2024).
99.1	Press Release, dated January 18, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2024	TALPHERA, INC.
	By:	/s/ Raffi Asadorian
Raffi Asadorian
Chief Financial Officer